U.S. Securities and Exchange Commission

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 4, 2012

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Commission File No. 333-123465

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Universal Bioenergy, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd., Ste. 300

Irvine, CA 92612

 (Address of principal executive offices)

  (949) 559-5017

(Issuer’s telephone number)

(1)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(2)

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 8 - Other Events

Item 8.01 Other Events

Interest from Companies Wanting to Acquire Universal Bioenergy or its Assets

Management has on occasion received unsolicited letters of interest from several companies over the past few months, that have expressed an interest in acquiring the Company, acquiring a large equity stake in the Company, or in purchasing some of its assets, such as our outstanding corporate debt, or electric utility customer contracts. These have come from companies that include but are not limited to; our creditors, our investors and other parties. The offers have been made either directly from those companies, or through their representatives, in which case some of the companies have desired to remain anonymous for a period of time.

Management cannot initially, determine the validity of the offer and the strength of the companies expressing an interest in a potential acquisition, without opening some exploratory discussions and some reasonable measure of preliminary due diligence. Management will typically review all of these potential inquiries, or expressed interest to ascertain if the offer is genuine, their true motivations, and attempt to gauge the real level of interest of the offer, prior to presenting it to the Board of Directors. In the event that management determines that an offer is serious, it may open discussions and sign appropriate non-disclosure documents, and obtain a Letter of Intent or Term Sheet from the offeror, and begin its due diligence. Some of the factors that we will consider will be the financial strength of the company making the offer, obtaining the “best price” for the acquisition or the assets, the potential economic benefit to our shareholders, tax liability, legal issues, accounting and financial impacts, and the potential synergies and strategic fit of the acquiring company.

Acquisitions can take up a great deal of time and expense, and require that we engage our mergers and acquisitions (M&A) team of experts, including our experienced investment bankers, accountants, auditors, lawyers and other technical personnel to assist in the due diligence and closing the potential transaction. Control of, and proper disclosure of factual information in these matters are critical, and unfounded rumors can have a potential negative impact on the Company, and the transaction. Although we review and consider all unsolicited offers, no decisions have been made on any of these offers, and furthermore, we can provide no assurances that we would pursue or otherwise enter into a formal agreement for any of these transactions.

Therefore, when these potential transactions elevate to a situation whereby the Company either engages in serious discussions, negotiations, executes a Term Sheet, Letter of Intent, or it otherwise is deemed to be a material event, the Company will take the appropriate steps to timely disclose the information to the public and its shareholders in its regulatory filings.

Item 9.01 Financial Statements and Exhibits.

(d) None

(3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc.
Date: December 4, 2012	By:	/s/ Vince M. Guest
Vince M. Guest Chief Executive Officer